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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-51919 of Monsanto Company on Form S-3 of our report dated February 27, 1998, incorporated by reference in the Annual Report on Form 10-K of Monsanto Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
May 18, 1998